                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 26, 1997 (November 13,
                                                 -------------------------------
1997)
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                        Reconversion Technologies, Inc.
                        -------------------------------
            (exact name of registrant as specified in its charter)


Delaware                              0-23100                        22-2649848
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(State or other jurisdiction       (Commission File              (IRS Employer
 of incorporation)                    Number)                Identification No.)

2 Hendersonville Road, Suite E, Asheville, NC 28803
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(Address of principal executive offices)

Registrant's telephone number, including area code (704) 255-0307
                                                   -----------------------------

None
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(Former name or former address, if changed since last report)

                        Reconversion Technologies, Inc.

                                   Form 8-K

                               Table of Contents


Item 1.    Changes in Control of Registrant       Page  1

Item 2.    Acquisition or Disposition of Assets   Page  1

Item 3.    Bankruptcy or Receivership             Page  4

Item 6.    Resignations of Registrant's Director  Page 21

Item 7.    Financial statements and Exhibits      Page 21

Signatures                                        Page 29

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     Upon the effective date (defined as 20 days after the entry of the confirmation order) (the "Effective Date") of the plan of reorganization for Reconversion Technologies, Inc. (the "Company") as approved by the Bankruptcy Court for the Northern District of Oklahoma, the common stock and preferred stock of the Company will be reclassified, the management of the Company will be changed, and certain shares of common stock of the Company will be issued, all as discussed under Item 3, below.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     As part of the plan of reorganization approved by the Bankruptcy Court, the Company will acquire Keystone Laboratories, Inc., a Delaware corporation, ("Keystone"). The terms of the acquisition, the consideration paid, the principle followed in determining the amount of the consideration, the identity of the persons from whom Keystone will be acquired, and the material relationships between the Company and the persons from whom Keystone will be acquired are discussed under Item 3. There follows a brief description of Keystone.

     GENERAL Keystone was incorporated in 1987 as a Delaware corporation. Its sole business is the operation of a forensic urine drug screening and confirmatory testing laboratory located in Asheville, North Carolina. Urine laboratory tests are used primarily by employers to detect the use of illegal substances by employees and/or prospective employees.

     LABORATORY TESTING OPERATIONS & SERVICES Keystone has one laboratory and one collection station which are both located within its Asheville facility. In addition to an in-house collection service, Keystone provides on-site collection to its customers through independent couriers. In the past year, urine specimens have been collected by Keystone through on-site collections and courier collection in 16 states. At its facility in Asheville, North Carolina, each urine specimen and related test request form is checked for completeness and assigned an identification number, which insures that the results are attributed to the correct patient. The test request forms are then sent to a data entry terminal where a file is established for each test specimen and the necessary testing and billing information is entered. Once such billing information is entered into the system, the tests are performed and the results posted through a computer interface. Test results are printed and prepared for distribution by service representatives the same day routine testing is performed. In addition, written reports of the test results may be generated directly in the offices of clients with computer printers. Clients who have specimens tested before 1:00 p.m. and who request that the test results be communicated by telephone are so notified the same day while the remainder of the clients are notified of the test results the following business day.

     QUALITY ASSURANCE Keystone considers the quality of its tests to be of critical importance to its growth and the retention of existing client accounts. Therefore, it has established a quality assurance program for its laboratory, designed to help assure accurate and timely test results. Keystone's laboratory also participates in a number of proficiency testing programs which generally involve the submission of pre-tested samples to a laboratory to verify the laboratory test results against a known proficiency test value. These proficiency programs are conducted both independently by Keystone and in conjunction with groups such as the College of American Pathology ("CAP").

     CAP is an independent non-governmental organization of board certified pathologists which offers an accreditation program to which laboratories may voluntarily subscribe. The CAP accreditation program involves both on-site inspections of the laboratory and participation in CAP's proficiency testing program for all categories in which the laboratory is accredited by CAP. In addition to these compulsory external inspections and proficiency programs, Keystone has adopted a number of additional quality assurance checks. The laboratory is equipped with sophisticated testing equipment which is checked daily in accordance with Keystone's preventive maintenance program. In addition, the laboratory is supervised by a scientific director, Robert G. Breiner, who possesses a Ph.D. in toxicology and is a fellow of the American College of Toxicology as well as an inspector for forensic urine drug testing for CAP. The primary role of the scientific director is to ensure the accuracy of the laboratory's tests.

     MARKETS AND MARKETING The potential customers for Keystone's services are primarily small local hospitals, drug abuse treatment centers and private businesses. Marketing of Keystone's services is accomplished primarily through direct solicitation by its salesmen who initially meet with each new potential client. Keystone believes that this one-on-one contact has proven invaluable in customer satisfaction and, in turn, customer retention. As of April, 1997, Keystone had two full-time employees engaged in sales, along with four outside salespersons who are compensated on a commission only basis. Keystone intends to continue to selectively increase the size of its sales force by expansion in existing markets as well as by entering into new geographic areas. Keystone believes that sales force productivity is primarily due to Keystone's knowledge of state drug testing laws and personalized follow-up. After a customer account is acquired, primary responsibility for the account is turned over to coordinators in Keystone's Client Service Program. Through these coordinators, Keystone continuously monitors client activities and attempts to identify and resolve any potential client dissatisfaction at an early stage.

     Keystone has found that the three primary concerns of clients are turnaround time, price and accuracy. Keystone provides rapid turnaround time for its written reports - 24 hours in the case of negative specimens and 48 hours for positive specimens. Keystone believes the price charged for its services is competitive. With regard to accuracy, Keystone routinely performs adulteration tests such as "pH" and "specific gravity" tests on all specimens verifying that the urine specimens are valid. Many laboratories either do not perform these tests or charge extra fees to clients to perform such tests if they are requested. A lack of certification by the National Institute on Drug Abuse ("NIDA") prevents Keystone from performing tests for certain governmental agencies. However, Keystone believes that the advantage of NIDA certification would not generate enough additional revenues to offset the probable significant additional expenses which would probably be incurred with NIDA certification.

     COMPETITION The forensic urine drug testing business is characterized by intense competition between hospitals, physician-owned laboratories and independent laboratory companies such as Keystone. Keystone views the urine laboratory industry as highly fragmented at present with many local, regional and national laboratory companies currently in operation.

Keystone believes that there are several laboratory companies which provide a broad range of laboratory testing services in the same markets serviced by Keystone. Among Keystone's national competitors with larger name recognition are Allied Clinical Laboratories, Inc., Lab Core, Inc. (a recent combination of National Health Laboratories, Inc. and Roche Biomedical Laboratories, Inc.), MetPath Inc., and SmithKline Beecham Clinical Laboratories, Inc. According to the Health Care Financing Administration, over 12,000 federally regulated clinical laboratories are currently operating in the United States. As mentioned above, competition is based primarily on accuracy of testing, price and the time required to report results. Finally, in addition to competition for customers, there is increasing competition for qualified personnel.

     CUSTOMERS To date, Keystone has focused its marketing efforts primarily on manufacturing companies whose orders account for approximately 95% of Keystone's net sales. The remaining 5% of net sales is derived from hospital reference testing, nursing homes, clinics, referrals from other clinical laboratories and other clients. In fiscal 1996, the largest customer of Keystone accounted for approximately 5% of net sales. Keystone believes that the loss of any one client would not have a material effect on its financial condition. Payments for Keystone's services are made directly by the clients.

     GOVERNMENT REGULATION Keystone is a forensic drug testing laboratory and not subject to the Clinical Laboratory Improvement Act. Keystone complies with all federal, state and local regulations applicable to forensic drug testing laboratories.

     COMPLIANCE WITH ENVIRONMENTAL LAWS Certain federal and state laws govern the handling and disposal of infectious and hazardous wastes. Although Keystone believes that it is currently in compliance in all material respects with such federal and state laws, failure to so comply could subject Keystone to fines, criminal penalties and/or other enforcement actions.

     OFFICERS, DIRECTORS AND KEY EMPLOYEES OF KEYSTONE The officers, directors, and key employees of Keystone are as follows:

     Joel C. Holt serves as a Director and as President of Keystone in addition to his duties as Director and President of the Company. See Item 3.

     John B. Sams serves as a Director and as Vice-President of Keystone in addition to his duties as Director and Vice-President of the Company. See
     Item 3.

     Marianne Smith serves as a Director and as Secretary and Treasurer in addition to her duties as Secretary of the Company. See Item 3.

     Robert G. Breiner serves Keystone as scientific director, a position he has held since August, 1996. As scientific director, Dr. Breiner is responsible for all scientific and technical testing matters.

None of the officers, directors or key employees of Keystone are parties to written employment agreements.

     EMPLOYEES As of April, 1997, Keystone employed a total of 15 employees, 14 of whom work full-time. Keystone has no collective bargaining agreements with any unions and believes that the overall relations with its employees are excellent.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

INTRODUCTION

     On November 13, 1997 the United Bankruptcy Court for the Northern District of Oklahoma entered its order confirming the First Amended Modified Plan of Reorganization of Reconversion Technologies, Inc. Proposed by Joel C. Holt and Richard T. Clark, Jr., Creditors and Interest Holders in In Re Reconversion Technologies, Inc. Case No. 95-00821-M. As used herein, Reconversion Technologies, Inc. is referred to as the "Company," the plan confirmed by the Bankruptcy Court is referred to as the "Plan," and Messrs. Holt and Clark are referred to as the "Plan Proponents."

SUMMARY OF PLAN

     The principal elements of the Plan as confirmed by the Court are as follows:

     (1) The acquisition of Keystone Laboratories, Inc., a Delaware corporation ("Keystone").

     (2) The subordination by the Company of a portion of its secured claim against Retex Technologies of Texas, Inc. ("Retex"), the sole remaining subsidiary of the Company, and liquidation of Retex under a Retex Plan.

     (3) The evaluation and disposition of the Company's Claims against third parties.

     (4) The classification and treatment of creditors of the Company ("Creditors") and holders of the Company's preferred and common stock ("Interest Holders").

     (5)  The amendment of the Company's Certificate of Incorporation.

     (6) The election of Directors and management for the Company and issuance of New Common Stock to Directors as compensation for services.

     ACQUISITION OF KEYSTONE LABORATORIES, INC. On the Effective Date all outstanding shares of Keystone will be acquired by the Company from Plan Proponents in exchange for common stock of the Company as reorganized by the Plan (the "New Common Stock") issued to Plan Proponents as follows:

                                       Shares of New Common Stock
                       Shares in       in the Company
                       Keystone        Received in Exchange
                       --------        --------------------

Richard T. Clark, Jr.     500          Total of 19.5% (1,250,000
                                       shares) of outstanding
                                       Shares of the Company
                                       prior to exercise of Warrants

Joel C. Holt              500          Total of 19.5% (1,250,000
                                       shares) of outstanding
                                       Shares of the Company
                                       prior to exercise of Warrants

The above listed shares of New Common Stock to be issued to Plan Proponents in exchange for their Keystone stock do not include other shares of New Common
                                  ------
Stock to be received by Plan Proponents pursuant to the Plan in their capacities as Creditors and Interest Holders and in Mr. Holt's capacity as a Director of the Company. See "Capitalization and Principal Stockholders."

     The capital stock of Keystone was acquired by Plan Proponents in July, 1996, when Clark Capital Corp. purchased all of the issued and outstanding capital stock of Keystone from ProActive Technologies, Inc. (formerly Keystone Medical Corporation) for a total consideration of $1,500,000. Clark Capital Corp. is an Oklahoma corporation. Its outstanding shares are owned by Kelly Clark, wife of Richard T. Clark, Jr. The shares of Keystone stock were subsequently transferred to Plan Proponents by Clark Capital Corp.

     The purchase price paid to ProActive for Keystone was determined by purchasers based upon an industry standard valuation of one times annual revenue. Keystone's annual revenue for its year ending June 30, 1996 was $1,433,319. Keystone's average annual revenue over the three years ended June 30, 1996, was $1,517,200. No independent valuation of Keystone was undertaken for purposes of development of a fairness opinion either in connection with Plan Proponents' acquisition of Keystone, or in connection with the acquisition of Keystone by the Company pursuant to the Plan.

     Plan Proponents own shares of stock of ProActive. Richard T. Clark, Jr. owns 100,000 shares of Common Stock of ProActive and Joel C. Holt owns 30,000 shares of Common Stock of ProActive. ProActive Technologies owns 100,000 shares of the Company's preferred stock, and under the Plan will receive New Common Stock in the Company when such preferred stock is reclassified.

     LIQUIDATION OF RETEX TECHNOLOGIES OF TEXAS, INC. Retex is a wholly owned subsidiary of the Company and is a Chapter 11 debtor in a separate bankruptcy case pending in the United States Bankruptcy Court for the Northern District of Oklahoma, Case No. 95-00822-W. The Company is the major secured creditor of Retex with a claim in excess of $5,000,000 secured by a mortgage and security interest encumbering Retex's assets. It is possible that Retex, or a creditor of Retex, will assert that the Company's lien claim is voidable because its perfection occurred within one year of the date of filing of the Retex bankruptcy case.

     Retex has no current operations, and its principal asset is an industrial plant facility in Brenham, Texas (the "Brenham Plant"). The Brenham Plant is subject to a Lease Agreement (expiring in June 1999, if the final extension is exercised), which grants the present lessee an option to purchase for a total purchase price of $640,000. The Lease Agreement is currently in default.

     Retex will be required to submit its own plan of reorganization in its bankruptcy proceedings. Under a plan of liquidation for Retex, the Brenham Plant could be conveyed to the Retex Liquidating Trust subject to the existing Lease Agreement and sold through the Retex Liquidating Trust. In the interim, efforts will be made to keep the Brenham Plant leased. Rental income will be used to defray costs of maintaining the facility and to establish a reserve for operations. The Company, for its participation in such Retex Plan, will subordinate its security interest in the Brenham Plant up to $200,000 to permit rental and sale funds to be used to pay Retex allowed claims and administrative expenses, but only for that purpose. Net rental and sale proceeds in excess of $200,000 (or the lesser amount necessary to pay Retex allowed claims and administrative expenses) will be paid to the Company and retained for the Company's operations. Bankruptcy Court approval of the Retex Plan will be required in the Retex bankruptcy case.

     There is no current contract for the sale of the Brenham Plant and no sale is imminent to the knowledge of the Plan Proponents. Under the existing Lease Agreement, the current tenant has until June 30, 1999, to exercise its option to purchase, if the remaining lease extension is exercised. The default by lessee under its Lease Agreement could result in a loss of such option. The Brenham Plant is subject to a mortgage claim, various asserted tax lien claims and a potential environmental claim, the priority of which vis-a-vis the Company's security interest in the Brenham Plant has not been determined.

     ASSESSMENT AND DISPOSITION OF THE COMPANY'S CLAIMS The Company will retain and will be vested with all rights, claims and causes of action which existed against third parties at the commencement of the Company's bankruptcy proceedings, and which have not been compromised, released or discharged in the bankruptcy proceedings.

     The Company's Claims are not affected by confirmation of the Plan, and each will be evaluated by the Board of Directors of the Company with advice of independent counsel to be selected by the Board. The independent counsel will be selected and retained by the Board of Directors of the Company and will not require Bankruptcy Court approval. Counsel will make recommendations (within 60 days of the date the Court confirmed the Plan) to the Board of Directors of the Company for further action. In the interim, all litigation will be suspended for 90 days from the confirmation date to permit assessment and evaluation to be completed, including consideration of settlement or arbitration possibilities.

     Under the Plan, the Bankruptcy Court will retain jurisdiction over all of the Company's Claims until resolved. Any settlement or other dispositive decision affecting any of the

Company's claims will be presented to the Bankruptcy Court for approval, and will be subject to a fairness evaluation in the context of the Company's best interest, pursuant to Bankruptcy Rule 9019. In order to assure the adequate and fair consideration of such claims, the Plan provides that the Examiner appointed by the Bankruptcy Court, although generally discharged in the Plan, will remain a party in interest with respect to the Company's Claims and will be authorized and directed to report his opinion on any proposed settlement or disposition of such claims to the Bankruptcy Court, when any such matter is considered, in order to assure that matters are fully and fairly presented to the Bankruptcy Court. Joel C. Holt and Joe Sams will not participate in any decision by the Board of Directors concerning the Company's Claims against Joel C. Holt, Richard
T. Clark, Jr., Ira Rimer, G. David Gordon, Jr., and Klenda Gordon & Getchell.

     CLASSIFICATION AND TREATMENT OF CREDITORS AND INTEREST HOLDERS Creditors and Interest Holders are classified into eleven separate classes under the Plan. The treatment of each class is summarized as follows:

     Class 1:  Allowed Administrative Claims.  Allowed Claims under (S)503(b) of
     ---------------------------------------
the Bankruptcy Code. The Class 1 Claims include (i) allowed but unpaid attorneys' fees on the Effective Date for the Company's counsel, Riggs, Abney, Neal, Turpen Orbison & Lewis, and (ii) allowed but unpaid professional fees due to Neal Tomlins, Examiner, and his counsel, and fees and expenses not yet presented for payment and, therefore, not approved. The Class 1 Claims will be paid in cash within forty-five (45) days after the Effective Date or within 20 days of determination and allowance by the Bankruptcy Court if determined after 45 days of the Effective Date, or as may be otherwise agreed between the Company and each Class 1 Claimant.

     Class 2:  Allowed Priority Claims.  Allowed Unsecured Claims entitled to
     ---------------------------------
priority pursuant to (S)507(a) of the Bankruptcy Code. The Company scheduled priority claims owing in unknown amounts to the Internal Revenue Service and the Securities and Exchange Commission. It is believed there is no liability to either of the agencies included in this Class.

     Class 3:  Disputed Secured Claims.  Creditors who assert a secured claim
     ---------------------------------
against the Company and its assets. The Company will object to each of the secured claims. None of these claims represents an obligation of the Company. These claims, to the extent valid, are claims against Retex, the Company's subsidiary corporation, which debts have not been assumed or guaranteed by the Company. Nothing contained in the Plan affects the status of any such claim against Retex, except to the extent contemplated in the Plan of Liquidation of Retex contemplated in the Plan.

     Class 4:  Claim of Transfer Agent AST and Depository Trust Co.  The Class 4
     --------------------------------------------------------------
Claims consist of the pre-petition unsecured claims of American Securities Transfer and Depository Trust Co. Both claims were incurred for stock transfer services rendered to the Company pre-petition. The Class 4 Claims will be paid in cash the amount of pre-petition claims which in the aggregate total $4,603.66 within 45 days of the Effective Date.

     Class 5:  Administrative Convenience Class -- Small Claims  Class 5 Claims
     ----------------------------------------------------------
consist of all Allowed Unsecured Claims against the Company to which no objection has been interposed, which are $1,000 or less in amount, and include Class 6 Creditors who elect to reduce their claim for Class 5 participation. All members of this Class will be paid in full in cash within 45 days of the Effective Date. Class 6 Creditors electing to reduce their claims and participate in Class 5 will be paid $1,000 in cash within 45 days of the Effective Date.

     Class 6:  Allowed Unsecured Claims  Class 6 Claims consist of all Allowed
     ----------------------------------
Unsecured Claims against the Company to which no objection has been interposed and total approximately $413,668.49. Disputed Claims which would otherwise be included within this Class will not be Allowed until allowed by Final Order of the Bankruptcy Court. The aggregate amount of Disputed Claims is $1,503,824.19. Expressly excluded from Class 6 Claims are the Klenda Gordon & Getchell Creditor Claim and the GAIA Claim, which are separately classed. The holders of Class 6 Allowed Unsecured Claims will be allowed to elect to participate in Class 5 Claims. Holders of Class 6 Claims who do not so participate shall receive 40% of the allowed amount of their Claims (i) in cash, or (ii) in shares of New Common Stock, or (iii) in a combination of cash and shares of New Common Stock at the election of each holder within 45 days after the later of (i) the Effective Date or (ii) the date the Claim is determined by the Bankruptcy Court or by settlement and compromise approved by the Court. If no election is made within such 45 day period, New Common Stock will be delivered. To the extent New Common Stock is delivered, it will be delivered at the rate of 0.4 share per $1.00 of the amount of Allowed Claim (subject to cash payment for fractional shares on the basis of $1.00 per share). Disputed Class 6 Claims will not be paid until the dispute over such claim has been finally resolved.

     Class 7:  Disputed Unsecured Claim of GAIA.  Gaia Technologies, Inc.
     -------------------------------------------
("GAIA") is the holder of a disputed Unsecured Claim against the Company. On March 17, 1995, GAIA obtained a judgment against the Company and certain individuals in the aggregate sum of $22 million dollars in the United States District Court for the Southern District of Texas styled Gaia Technologies, Inc.
                                                         -----------------------
v. Reconversion Technologies, Inc., et al., Case No. H-94-2258 and GAIA filed
------------------------------------------
its Proof of Claim in this case for $23,043,276.31. On August 19, 1996, the U.S. Court of Appeals for the Federal Circuit reversed and vacated the judgment entirely and remanded the matter to the U.S. District Court for the Southern District of Texas. The GAIA Claim is disputed under the Plan. An objection to the GAIA claim was filed seeking a determination of the value of the GAIA claim through the claim estimation process pursuant to 11 U.S.C. (S)502(c). After the objection was filed, the United States District Court for the Southern District of Texas (to which the appeals court had remanded the matter after vacating and reversing the judgment) entered judgment in favor of GAIA and against the Company and others as follows:

     (a) Judgment against the Company, Retex, Progressive Capital Corporation, David Gordon, Ira Rimer, Joel C. Holt and Rick T. Clark, Jr., jointly and severally, for: (i) $4,350,000; and (ii) pre-judgment interest of $2,130,192.79;

     (b) Judgment against the Company, Retex and Progressive Capital Corporation, jointly and severally, for: (i) $125,000; and (ii) pre-judgment interest of $61,212.42;

     (c) Judgment against David Gordon, Ira Rimer, Joel C. Holt and Richard T. Clark, Jr. for $100,000 each, in the nature of punitive damages;

     (d) Attorney's fees of $450,000 against the Company, Retex, Progressive Capital Corporation, David Gordon, Ira Rimer, Joel C. Holt and Richard
          T. Clark, Jr., jointly and severally; and

     (e)  Post-judgment interest after July 10, 1997, at 5.65%.

The aggregate amount of the judgment against the Company and other parties is $7,116,405.21, exclusive of interest after July 10, 1997. The Company and Plan Proponents have initiated an appeal of the judgment, which it is believed was rendered in contravention of the mandate from the Court of Appeals which vacated the earlier judgment of $23,043,276.31. The appeal will be vigorously prosecuted by the Company and Plan Proponents. This Claim is disputed and will receive no distribution until and unless the Claim has been established by Final Order of a Court of competent jurisdiction. The Company will vigorously prosecute its appeal to vacate the judgment and to obtain a ruling that the GAIA Claim against this Estate is zero. Upon any determination by Final Order that GAIA holds an Allowed Claim, GAIA shall receive New Common Stock in the Company in the amount equal to 20% (based on the average of the bid and ask price as of the date of the final order establishing a claim of GAIA against the Company) of the Allowed Claim, which shares in an amount necessary to distribute to GAIA shall be authorized pursuant to the Plan, but shall not be issued or distributed until a claim is finally allowed, subject to any right of offset. The Company shall be entitled to credit on any claim which may be finally allowed, resulting from payment by a party jointly obligated to GAIA on any finally allowed judgment. The Plan will not affect any claim of GAIA against any third party, and affects only any finally allowed claim against the Company.

     Class 8:  TNRCC Claim The TNRCC Claim against the Company arises, if at
     ---------------------
all, in connection with certain environmental claims which are asserted by TNRCC against Retex from operation of the Retex plant in Brenham, Texas. TNRCC has not filed a claim against the Company. The Company believes that TNRCC asserts its claim against Retex and that the Company has no liability to TNRCC. The Claim of TNRCC against the Company will be determined in the Company's bankruptcy proceedings pursuant to 11 U.S.C. (S) 502(c). The Company will assert that TNRCC must pursue its right of recovery against assets of other parties who may have liability for any environmental claim, and that the Company has no obligation to TNRCC.

     Class 9:  Klenda Gordon & Getchell Creditor Claim  This Class consists of
     -------------------------------------------------
the Claim of Klenda Gordon & Getchell asserting an Unsecured Claim in the amount of $128,439.37. The Company asserted claims against Klenda Gordon & Getchell which on May 22, 1997, resulted in a judgment in favor of the Company against Klenda Gordon & Getchell for $98,625 together with interest at 6.72% from June 21, 1996, until paid. To the extent of an affirmative recovery from Klenda Gordon & Getchell, the same may, upon payment by Klenda Gordon & Getchell, give rise to an allowed unsecured claim in such amount which will be added to the amount of the existing claim of $128,439.37. The full claim will be treated for purposes of distribution under the Plan, as a Class 6 Claim. In the event there is a final determination in the preference action in favor of Klenda Gordon & Getchell, then it shall have an Allowed Claim of $128,439.37 in this case, and will be treated for purposes of distribution and the Plan as a Class 6 Claim.

     Class 10:  Preferred Stock  This Class consists of the Interests of the
     --------------------------
Equity Security Holders who own Pre-Petition Shares of Preferred Stock. There were 1,104,081 Pre-Petition Shares of Preferred Stock issued by the Company.
The shares of Preferred Stock held by the holders of Class 10 Interests will be reclassified into New Common Stock which will result in cancellation of all rights for priority in liquidation and for accumulated dividends or any right for rescission under state or federal securities laws. As a result of the reclassification, an aggregate of 1,274,172 shares of New Common Stock will be issued to Class 10 Interest Holders. Each holder of Pre-Petition Shares of Preferred Stock will be issued, pursuant to the Plan, 1.1 shares of New Common Stock for each share of issued and outstanding Preferred Stock (subject to cash payment for fractional shares on the basis of $1.00 per share). In addition, Class 10 Interest Holders will be issued Class "A" Warrants to purchase an equal number of shares of New Common Stock at the price of $1.00 per share within 12 months after the Effective Date.

     Class 11:  Common Stock  This Class consists of the holders who own pre-
     -----------------------
petition shares of Common Stock of the Company. There are outstanding 11,807,785 Pre-Petition Shares of Common Stock. The owners and their holdings of these shares, as of November 17, 1994, according to the records of the Company's stock transfer agent, AST, are contained in "List of Equity Security Holders" filed in the office of the United States Bankruptcy Court Clerk for the Northern District of Oklahoma on or about April 19, 1995. The pre-petition shares of Common Stock held by the holders of Class 11 Interests will be subject to a one-for-eight reverse stock split. As a result of the reverse stock split, the holders of Pre-Petition Shares of Common Stock will exchange their certificates evidencing Pre-Petition Shares of Common Stock for certificates evidencing shares of New Common Stock (subject to cash payment for fractional shares on the basis of $1.00 per share). In addition, Class 11 Interest Holders will receive Class "B" Warrants to purchase an equal number of shares of New Common Stock at the price of $1.00 per share within 15 months after the Effective Date. For each share of New Common Stock purchased under a Class "B" Warrant, a Class "C" Warrant will be issued to purchase another share of New Common Stock. The Class "C" Warrants will be exercisable during the 18 months after the Effective Date at a price of $1.75 per share.

     AMENDMENT TO THE COMPANY'S CERTIFICATE; DESCRIPTION OF THE COMPANY'S CAPITAL STOCK As part of the Plan, the Company's Certificate of Incorporation will be amended to change the number of authorized shares of Common Stock from 200,000,000 shares to 60,000,000 shares and to prohibit the issuance of non-voting equity securities as required by (S)1123(a)(6) of the Bankruptcy Code. The amendment will also provide for the one-for-eight reverse stock split of Pre-Petition Common Stock and the reclassification of the Company's Pre-Petition Preferred Stock into shares of New Common Stock. Following the amendment to the Company's Certificate of Incorporation, the Company will be authorized to issue 60,000,000 shares of common stock, par value $.0001 per share.

     Each outstanding share of New Common Stock will be entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of New Common Stock will not have cumulative voting rights. Dividends may be paid to holders of New Common Stock when and if declared by the Board of Directors out of funds legally available therefor. Holders of New Common Stock will have no conversion, redemption or preemptive rights. All outstanding shares of New Common Stock will be fully paid and non-assessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of New Common Stock will be entitled to share ratably in the assets of the Company remaining after provision for payment of creditors and after the liquidation preference, if any, of preferred stock outstanding at the time.

     No shares of preferred stock will be authorized or issued under the Plan and all Pre-Petition Shares of Preferred Stock will be reclassified to New Common Stock.

     In addition to the shares of New Common Stock to be issued under the Plan, the Company will issue Class A and B Warrants, and will issue Class C Warrants if any Class B Warrants are exercised.

     The New Common Stock and the Warrants to be issued in accordance with the Plan (other than shares issued to directors as compensation for services) and the New Common Stock to be issued upon exercise of the Warrants will not be registered under the 1933 Securities Act or any state securities act, pursuant to an exemption under Section 1145 of the Bankruptcy Code. It is not anticipated that the shares of New Common Stock issued as compensation to directors will not be registered but will be issued pursuant to Regulation D under the 1933 Securities Act or other applicable exemption. As a general rule under the Bankruptcy Code, holders of New Common Stock, other than affiliates or underwriters, will be able to resell shares of New Common Stock without registration.

     MANAGEMENT OF THE COMPANY Following the Effective Date of the Plan, G. David Gordon will be removed as the sole Officer and Director of the Company. The Company's Board of Directors and Officers will be:

     Joel C. Holt        Director; President
     John B. Sams        Director
     C. Robert Garner    Director
     Leo W. Morris       Director
     To Be Determined    Director Elected by Equity Committee
                          Members
     Marianne Smith      Secretary

The fifth Director will be elected by the members of the Equity Security Holders Committee. Such Director need not be a member of the Equity Security Holders Committee but will hold an Interest in the Company and will not be a party in litigation against the Company or a Plan Proponent. Mr. Garner, Mr. Morris and the Director elected by the Equity Holders Committee will be compensated for services as Director through the issuance and delivery to each of 75,000 shares of New Common Stock of the Company upon assumption of office and by issuance and delivery of an additional 75,000 shares of New Common Stock of the Company upon the one year anniversary of service or upon termination of service in the event the Board of Directors is reconstituted through merger or acquisition, if upon such anniversary or earlier termination each such Director shall have fully discharged his duty as Director. Mr. Holt and Mr. Sams will be compensated for services as Directors through the issuance and delivery to each of 37,500 shares of New Common Stock of the Company upon assumption of office and by issuance and delivery of an additional 37,500 shares of New Common Stock of the Company upon the one year anniversary of service or upon termination of service in the event the Board of Directors is reconstituted through merger or acquisition, if upon such anniversary or earlier termination each such Director shall have fully discharged his duty as Director. A brief biographical profile of each Director, who will be elected for a term of one year pursuant to the Plan upon Confirmation, is as follows:

Robert Garner:   Mr. Garner, 62 years old, manages several family companies in the oil and gas business and other areas as principal of Garner
                 Energy, Inc., and serves as President and Chief Executive
                 Officer of Excelco Energy, Inc. Formerly, Mr. Garner was
                 Executive Vice President of Occidental Oil and Gas Corporation
                 (1986-1990), Vice President of Cities Services Company (1980-
                 1986), and held numerous other positions with Cities Services
                 Company from 1955-1980. Mr. Garner earned a Bachelor of Science
                 Degree in Petroleum Engineering from the University of Oklahoma in 1955 and has completed graduate work at Emory University, Indiana University and the University Center at Tulsa.

W. Leo Morris:   W. Leo Morris, age 75, has a degree in Petroleum Engineering from Texas Tech University. Mr. Morris has served as engineer and Production Superintendent for Mobil Oil Corporation. He served for 22 years as Vice President of First National Bank of Tulsa and as an officer of various other banks in the Oklahoma area, and has been engaged in the banking business for 40 years.

Joel C. Holt:    Joel C. Holt, age 67, was educated at the Medical College of
                 Virginia with B.S. Degrees in both Physical Therapy and
                 Biology. Prior to attending the Medical College of Virginia,
                 Mr. Holt served a tour of duty in the U.S. Navy. Mr. Holt was employed as a physical therapist for two years prior to joining a major pharmaceutical company where he remained in sales and marketing for 30 years. He was instrumental in forming Keystone
                 Laboratories, Inc. in 1987, and has remained as president to date. He also served as Chairman of the Board for Proactive
                 Technologies during 1995.

Joe B. Sams:     John B. Sams, age 48, has been Vice President of Sales and
                 Marketing of Keystone Laboratories, Inc. since 1995. He was educated at Montreat-Anderson College with a B.A. Degree. He has an extensive background in the medical and diagnostic field. Mr. Sams was employed in marketing and sales management with a major clinical diagnostic corporation for 19 years. He also spent 4 years in the pharmaceutical industry. He has served on the board of directors for Proactive
                 Technologies, and several other corporations, and is active with the American Diabetes Association.

Director Elected by
Equity Holders Committee

     Joel C. Holt will serve as President of the Company and Chairman of the Board of Directors. Marianne Smith will serve as Secretary of the Company. G. David Gordon will not serve as a member of the Board of Directors or as an officer or employee of the Company. Richard T. Clark, Jr. will not serve as a member of the Board of Directors or as an officer or employee of the Company.

     Neither Richard T. Clark, Jr., nor Joel C. Holt have at any time served as an officer or director of the Company or any affiliate of the Company. David Gordon, in his capacity as attorney, has represented both Richard T. Clark, Jr., and Joel C. Holt in the past. Messrs. Clark, Holt and Gordon have each made individual investments in common entities, but have not done so as joint venturers or partners. Mr. Gordon maintains offices in Tulsa, Oklahoma, and Mr. Clark rents office space from Mr. Gordon, on an arm's length basis. Neither Mr. Clark nor Mr. Holt have at any time been associated in any business investment or venture with the Company's former directors, James Turner, Sam Lindsey, Mickey Deison, Betty Rose Turner, or John Jarrett. There is no family relationship between Plan Proponents and any former or current officer or director of the Company, or of any affiliate of the Company.

     Joel C. Holt will continue as a full-time salaried employee at Keystone at the annual salary of $120,000. Richard T. Clark, Jr., is not presently, has not been, and will not be employed by Keystone or the Company.


CAPITALIZATION AND PRINCIPAL STOCKHOLDERS

     Following consummation of the Plan, the capitalization of the Company and the principal stockholders of the Company will be as set forth on the following tables:


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                             CAPITALIZATION TABLE

                                                                     Percentage
                        Shares of                                        if all
                       New Common                    Warrants         Warrants
Class                 Stock Issued     Percentage    Issued          Exercised
-----                 -------------    -----------  ---------       -----------

Claims:
Classes 6,
7 & 9                   575,309  (1)       9.0%          -0-            5.4%


Preferred
Stock:
Class 10              1,274,172  (2)      19.8%    1,274,172  (3)      23.9%

Common
Stock:
Class 11              1,475,973  (4)      23.0%    2,951,946  (5)      41.6%

Keystone Labs:
Shares issued
to Joel C. Holt
and Richard T.
Clark, Jr.(6)         2,500,000           38.9%          -0-           23.5%

Shares issued
to Directors
(7)                     600,000            9.3%          -0-            5.6%
                     ----------       --------     ---------        -------

     Total            6,425,454          100.0%    4,226,118          100.0%

(1) The number of shares to be issued is estimated based on the following assumptions:

     (a) The aggregate amount of Class 6 Allowed Unsecured Claims is $1,211,212 ($413,668 allowed unsecured claims plus $797,994 disputed unsecured claims other than "stock claims" identified in Exhibit D to the Plan) and all of the Class 6 Claims are satisfied by New Common Stock.
          Thus, 484,484 shares of New Common Stock are issued at the rate of .4 share per $1.00 of Allowed Claim (.4 x $1,211,212 = $484,484.80).

     (b) The amount of the Class 7 Disputed Unsecured Claim of GAIA is zero and no shares of New Common Stock are issued for the Claim. In addition to the GAIA Claim, GAIA holds 1,189,250 shares of the Company's Common Stock which following the reverse stock split will be converted into 148,656 shares of New Common Stock. If the Class 7 Claim is established by final order, GAIA will receive additional shares of New Common Stock in the amount equal to 20% of the final order amount (based on the average of the bid and ask price as of the date of the final order). Assuming the final order is $7,116,405 (based on the Final Judgment dated July 10, 1997, but excluding post-judgment accruing interest), the average bid and ask price are as follows, and no Warrants are exercised, the shares issued to GAIA for the Class 7 Claim and the percentage interest of GAIA (based on both the shares issued for the Class 7 and the foregoing 148,656 shares) will be as follows, and there will be appropriate adjustments to the shares issued and percentages set forth in the table:

                   Average
                   Bid/Ask    GAIA       Total        GAIA
                     Price   Shares      Shares    Percentage
                   -------  ---------  ----------  -----------

                   $ .25    5,693,124  12,118,578      48.2%

                   $ .50    2,846,562   9,272,016      32.3%

                   $1.00    1,423,281   7,848,735      20.0%

                   $1.50      948,854   7,374,308      11.9%

     (c) The amount of the Class 9 Klenda Gordon & Getchell Claim is $227,064.37 (base claim plus preference action claim) and all of the Class 9 Claim is satisfied by New Common Stock. Thus, 90,825 shares of New Common Stock are issued at the rate of .4 share per $1.00 of Allowed Claim (.4 x $227,064.37 = $90,825.75).

     Because no fractional shares will be issued, the actual number of shares issued may be reduced.

(2) The shares of New Common Stock will be allocated among the Holders of Preferred Stock pro rata. Because no fractional shares will be issued, the actual number of shares issued may be reduced.

(3) Class A Warrants: Warrants to purchase up to 1,274,172 shares of New Common Stock at $1.00 per share within twelve (12) months after the Effective Date.

(4) Pre-petition Shares of Common Stock will be subject to a one-for-eight reverse stock split. Because no fractional shares will be issued, the actual number of shares issued may be reduced.

(5) Class B and C Warrants: Class B Warrants to purchase up to 1,475,973 shares of New Common Stock at $1.00 per share for a period of fifteen (15) months after the Effective Date. Upon exercise of a Class B Warrant, the holder will receive, in addition to shares of New Common Stock, a Class C Warrant to purchase up to the same number of shares of New Common Stock at $1.75 per share within eighteen (18) months after the Effective Date.

(6) Richard T. Clark, Jr. and Joel C. Holt may also participate as members of Class 6 Allowed Unsecured Claims. See "Principal Stockholders."

(7)  Assumes all shares are issued.  See "Management of the Company."



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                             PRINCIPAL STOCKHOLDERS


                                                                    Percentage
                         Shares of                                  if Warrants
                         New Common                   Warrants      Exercised
Name(1)                    Stock      Percentage(2)   Issued          (2)(3)
--------------           ---------    ------------    --------     -----------

JOEL C. HOLT

Claims:
Class 6 (4)                 17,100           0.3%          -0-           0.3%

Preferred Stock:
Class 10 (5)                14,025           0.2%       14,025           0.4%

Common Stock:
Class 11 (6)                59,012           0.9%      118,024           2.6%

Director Shares             75,000           1.2%          -0-           1.1%

Keystone Labs            1,250,000          19.5%          -0-          18.4%
                         ---------          ----       -------          ----

   Totals                1,354,300          22.1%      132,049          22.8%


RICHARD T. CLARK, JR.

Claims:
Class 6 (7)                 61,109           1.0%          -0-           0.9%

Preferred Stock:
Class 10 (8)                44,000           0.7%       44,000           1.3%

Common Stock:
Class 11 (9)                87,260           1.4%      174,520           3.9%

Keystone Labs            1,250,000          19.5%          -0-          18.4%
                         ---------          ----       -------          ----

   Totals                1,407,681          22.6%      218,520          24.5%


(1) In the event GAIA is successful in its claim, it may become a principal stockholder of the Company and the percentages in the table would be appropriately adjusted. See Note 1(b) to the Capitalization Table. According to information available to Plan Proponents, no other shareholder will hold 5% or more of the Company's New Common Stock.

(2)  Percentages based on assumptions set forth in the Capitalization Table.

(3) Assumes Messrs. Holt and Clark exercise their Warrants and no other Warrants are exercised. If all Warrants issued are exercised, Messrs. Holt and Clark's total percentages would be 14.0% and 15.3%, respectively.

(4) Assumes Class 6 Allowed Unsecured Claim of Mr. Holt is $42,750.00, and Mr. Holt elects New Common Stock.

(5) Does not include 12,750 shares which the Examiner asserts Mr. Holt acquired on July 15, 1994.

(6)  Includes 55,583 shares received by Mr. Holt from John Flowers, Examiner.

(7) Assumes Class 6 Allowed Unsecured Claim of Mr. Clark is $152,774.85, and Mr. Clark elects New Common Stock.

(8) Does not include 12,750 shares which the Examiner asserts Mr. Clark acquired on July 15, 1994.

(9)  Includes (i) shares held in the Richard and Kelley Inter Vivos Trust, and
     (ii) 55,583 shares received by Mr. Clark from John Flowers, Examiner.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

ASSETS AND LIABILITIES

     The assets of the Company presented in the form furnished to the Bankruptcy Court in connection with the confirmation of the Plan is as follows:

                  Value              Adjustments
                  -----              -----------

     1.   Cash on Hand (7/31/97)     $ 50,273.91

     2.   Judgment against Klenda      98,625.00     Collectability
          Gordon & Getchell                          uncertain

     3.   Claim of interest in        640,000.00     Subject to
          real estate in Brenham,                    mortgage claim
          Texas owned by subsidiary,                 of $25,000 and
          Retex                                      ad valorem tax
                                                     claims of approx. $102,000
                                                     and a realtor's commission
                                                     of $44,800 if 7%
                                                     commission allowance, and
                                                     Retex' administrative
                                                     expenses.  Environmental
                                                     claims.

     4.   Patents owned         No value assumed

     5.   The Company's claims (not liquidated and disputed) against:

      (a) Klenda Gordon & Getchell                   Litigation
      (b) Richard T. Clark                           Litigation
      (c) Ira Rimer                                  Litigation
      (d) George Gordon                              Litigation
      (e) Joel Holt                                  Litigation
      (f) GAIA Holdings, Inc.                        (Not asserted)

     A value on the Brenham real estate is conjectural. There is no contract for sale, and the current tenant is in default. A sale price would be subject to the noted deductions, and resolution of environmental claims. The other Company claims will require expenditure of funds to obtain recovery. For these reasons, Plan Proponents believe that the distribution to Unsecured Allowed Claims under the Plan will be greater and earlier than distributions which might be received after liquidation of the Company. As noted, there is likely no recovery under Chapter 7 liquidation except as might result from net recoveries, if any, from litigation of the Company's claims or might result from Retex following the sale of the Brenham Plant.

     Estimated funds necessary to fund the Plan as presented to the Bankruptcy Court in connection with the confirmation of the Plan are as follows:

     (a)  Administrative Expense Priority Claims                $65,000.00
     (b)  Class 2: Priority Claims                                       0
     (c)  Class 3: Disputed Secured Creditors                            0
     (d)  Class 4: Claims of AST and Depository                   4,603.66
          Trust Company
     (e)  Class 5: Administrative Convenience                     2,068.78
          Class (assumes no election by
          Class 6 creditor)
     (f)  Class 6: Unsecured Claims (assumes                     87,257.45
          Clark and Holt take stock; all
          other allowed claims get 40% cash)
     (g)  Class 6: Disputed includes $706,280 in                         0
          stock claims; $797,543 in other
          claims.  Litigation claims are
          asserted against $577,508 of the
          amount of disputed claims
     (h)  Class 7: GAIA                                            No cash
     (i)  Class 8: TNRCC                                                 0
     (j)  Class 9: Klenda Gordon & Getchell                              0
          (Estate holds judgment of $98,625
          against claim of $128,439 and
          unliquidated claims.)
     (k)  Class 10: Preferred Stock                                No cash
     (l)  Class 11: Common Stock                                   No cash
     (m)  Delaware Franchise Tax                                 20,000.00
     (n)  Costs for tax return preparation                       18,000.00
                                                               -----------

          Total Cash Needs                                     $196,929.00


Sources for Funding Plan:

        Cash on Hand                              $ 50,000
        Intercompany loan from Keystone            146,929
         to the Company from its reserves

     The Plan Proponents believe cash needs will be reduced if other Class 6 Creditors elect to take New Common Stock instead of cash. If the disputed Class 6 creditors against whom there is no Company Claim in litigation were determined to hold Allowed Claims, 40% of this amount ($220,035) would be $88,014.00

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTOR.

     See discussion under Item 3.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Unaudited financial statements of Keystone for the fiscal years ended June 30, 1996 and 1997 are included in this report. Pro forma information is not presented as it is not relavant to the business of Keystone.

                          KEYSTONE LABORATORIES, INC.
                                 Balance Sheet
                              As of June 30,1997
                                  (UNAUDITED)

                                                    Jun 30,'97
                                                   ------------
ASSETS
  Current Assets
     Checking/Savings
        Cash In Checking                               1,930.82
        CASH IN CHECKING-FUN                         163,354.32
                                                   ------------
     Total Checking/Savings                          165,285.14

     Accounts Receivable
        Accounts Receivable                          289,026.97
        RESERVED FOR DOUBTFUL ACCOUNTS               (25,055.73)
                                                   ------------
     Total Accounts Receivable                       263,971.24

     Other Current Assets
        ALLOWANCE FOR LOSS ON MKT SEC               (346,286.80)
        DEF'D NC INC TAX ASSET                        29,336.00
        DUE FROM EMPLOYEES                             1,900.00
        DUE FROM MARK CONNER                          32,980.89
        INTERCOMPANY A/R-A/P                          (4,149.62)
        INVESTMENTS                                    1,370.99
        MARKETABLE SECURITIES                        416,127.57
        PREPAID EXPENSES                               9,863.54
        REC-KEYSTONE MEDICAL                         170,964.41
                                                   ------------
     Total Other Current Assets                      312,106.98
                                                   ------------
  Total Current Assets                               741,363.36

  Fixed Assets
        ACCUMULATED DEPRECIATION                    (350,540.26)
        FURNITURE                                     11,596.98
        LAB EQUIPMENT                                456,916.32
        MACHINERY & EQUIPMENT                          9,131.16
        OFFICE EQUIPMENT                              69,160.93
                                                   ------------
  Total Fixed Assets                                 196,265.13

  Other Assets
        OTHER ASSETS                                     (95.00)
                                                   ------------
  Total Other Assets                                     (95.00)
                                                   ------------
TOTAL ASSETS                                         937,533.49
                                                   ============

LIABILITIES & EQUITY
  Liabilities
        Current Liabilities
           Accounts Payable
              ACCOUNTTRADE PAYABLE                    21,637.62
                                                   ------------
           Total Accounts Payable                     21,637.62

           Other Current Liabilities
              ACCRUED PAYROLL                         12,408.42
              ACCRUED PROPERTY TAXES                  15,071.51
              ACCRUED SALES TAX                        7,707.95
              DUE TO KGG                              20,000.00
              NOTE PAYABLE BANK CURRENT               23,445.24
              STATE INCOME TAX PAYABLE                16,487.00
                                                   ------------
        Total Other Current Liabilities               95,120.12
                                                   ------------

     Total Current Liabilities                       116,757.74

     Long Term Liabilities
        CAPITAL LEASE BAYER                               (0.03)
        CAPITAL LEASE H.P.                             1,535.17
        LOAN                                         (33,600.00)
        N/P WACHOVIA                                  22,721.88
        NOTE PAYABLE BANK NON CURRENT                 82,262.15
                                                   ------------
     Total Long Term Liabilities                      72,919.18
                                                   ------------


                          KEYSTONE LABORATORIES, INC.
                                 Balance Sheet
                              As of June 30,1997
                                  (UNAUDITED)

                                  Jun 30, '97
                                  -----------
 Total Liabilities                 189,676.92

 Equity
    Capital Stock                       10.00
    CURRENT PROFIT                  (5,402.45)
    PAID IN CAPITAL                597,835.20
    Retained Earnings             (125,096.06)
    Net Income                     280,509.88
                                   ----------
   Total Equity                    747,856.57
                                   ----------
 TOTAL LIABILITIES & EQUITY        837,633.49
                                   ----------


                          KEYSTONE LABORATORIES, INC.
                                Profit and Loss
                          July 1996 through June 1997
                                  (UNAUDITED)

                                                               Jul'96 - Jun'97
                                                         ------------------------
      Ordinary Income/Expense
            Income
               DRUG SCREENING REVENUE                                1,700,020.23
               REFUND                                                   (3,626.03)
                                                                  ---------------
            Total income                                             1,696,394.20

            Cost of Goods Sold
               Airborne                                                133,090.32
               Courier                                                   3,270.25
               FedEx                                                    10,386.83
               GC/MS cost                                               49,802.85
               General Lab                                               7,503.75
               KITS                                                     64,185.82
               NIDA                                                     28,630.55
               Pony Express                                                360.25
               Screen Cost                                             125,733.56
               TIS                                                       3,742.00
               UPS                                                       9,001.62
                                                                  ---------------
            Total COGS                                                 435,707.90
                                                                  ---------------
         Gross Profit                                                1,260,686.40

         Expense
            ADVERTISING                                                  1,165.79
            Alarm System                                                 2,295.00
            AUTO EXPENSE                                                   233.27
            AUTO INSURANCE                                               5,290.81
            Automobile Lease                                            13,435.11
            Bank Service Charges                                           452.89
            Bonuses                                                          0.00
            Cellular Telephone                                           2,298.83
            Cleaning & Janitorial                                        5,631.36
            Commissions                                                  4,672.13
            COMPUTER & PARTS                                            12,207.89
            computer consulting                                          2,840.00
            CONSULTING FEE                                               1,545.00
            Continuing Ed                                                  380.00
            Depreciation Expense                                        42,500.00
            Dues and Subscriptions                                       1,653.17
            Equipment Lease                                             19,358.91
            Insurance
               Health insurance                           38,767.17
               Liability insurance                         7,544.10
               Work Comp                                   3,268.96
               Insurance - Other                           1,784.00
                                                         ----------
            Total insurance                                             51,364.23

            Licenses and Permits                                         3,634.58
            Miscellaneous                                                8,087.67
            MOVING EXPENSE                                               9,995.00
            Office Supplies                                             14,766.68
            Payroll Expenses                                                 0.00
            Payroll Processing                                           1,157.25
            PETTY CASH                                                   2,150.00
            Postage                                                     16,732.00
            Printing and Reproduction                                        3.10
            Professional Fees
               Legal Fees                                  2,270.58
               Professional Fees - Other                   2,564.07
                                                         ----------
            Total Professional Fees                                      4,834.55

            Rent                                                        53,374.95
            Repairs and Maintenance
               Janitorial Exp                                680.00
               Repairs and Maintenance - Other             4,350.67
                                                         ----------

                          KEYSTONE LABORATORIES, INC.
                                Profit and Loss
                          July 1996 through June 1997
                                  (UNAUDITED)

                                                             Jul '98 - Jun '97
                                                          -----------------------
                    Total Repairs and Maintenance                       5,030.67

                    Salaries                                          520,733.49
                    SALES TAX                                           7,306.69
                    Service Contracts                                  80,649.52
                    Storage Rent                                          770.00
                    Taxes
                      Federal                              31,280.41
                      FRANCHISE                               215.38
                      Property                              9,281.97
                      State                                     0.00
                                                          ----------
                    Total Taxes                                        40,777.76

                    Telephone                                          25,362.69
                    Travel & Ent
                      Meals                                 2,685.28
                      Travel                                6,408.93
                      Travel & Ent - Other                    762.68
                                                          ----------
                    Total Travel & Ent                                  9,856.89

                    Unemployment Taxes                                  1,181.99
                    Utilities                                           3,847.37
                    VOID                                                    0.00
                    Waste                                               2,579.18
                                                                    ------------
                  Total Expense                                       980,176.52
                                                                    ------------
                 Net Ordinary Income                                  280,509.88
                                                                    ------------
               Net Income                                             280,509.88
                                                                    ============


                          KEYSTONE LABORATORIES, INC.

                                Balance Sheets

                                 June 30, 1996
                                  (UNAUDITED)





             Assets
                                             1996
                                          ----------

Current assets:
  Cash and cash equivalents               $  53,929

  Marketable equity securities at cost      4l6,128
     Less allowance for unrealized
       losses                              (346,287)
                                             69,841
                                          ---------

  Accounts receivable                       233,415
     Less allowance for doubtful
       receivables                          (25,056)
                                          ---------
                                            208,359
                                          ---------
  Due from employees and stockholders         1,900
  Due from parent company                   166,815
  Notes receivable                               -
  Prepaid expenses                            9,768
  Deferred income tax asset                  29,336
                                          ---------
                                            539,948
Total current assets

Property and equipment:
  Furniture and fixtures                      9,131
  Office equipment                           68,429
  Lab equipment                             443,180
                                          ---------
                                            520,740
  Less accumulated depreciation            (308,040)
       Net property and equipment           212,700
                                          ---------

                                          $ 752,648
                                          =========

                          KEYSTONE LABORATORIES, INC.

                                 June 30, 1996
                                  (UNAUDITED)



                                             1996
                                           ---------

Liabilities and Stockholders' Equity

Current liabilities:
  Note payable                             $      -
  Current portion of long-term debt          23,446
  Current portion of capital lease
   obligations                               50,660
  Accounts payable                           21,638
  Income taxes payable                       16,487
  Due to related party                       20,000
  Due to parent company
  Accrued expenses                           41,128
                                           --------
     Total current liabilities              173,359
                                           --------

Noncurrent portion of long-term debt        104,984
Noncurrent portion of capital lease
 obligations                                  1,556

      Total liabilities                     279,899
                                           --------
Stockholders' equity:
  Common stock                                   10
  Paid-in-capital                           597,835
  Accumulated deficit                      (125,096)
                                           --------
     Total stockholders' equity             472,749
                                           --------
                                           $752,648
                                           ========

                          KEYSTONE LABORATORIES, INC.

                           Statements of Operations

                           Year Ended June 30, 1996
                                  (UNAUDITED)

                                                  1996
                                                  ----
Net sales                                    $  1,433,319
Cost of sales                                     302,716
Selling, general and administrative
  expenses                                        965,137
                                             ------------
       Operating income                           165,466

Other income (expense):
   Interest expense                                    -
   Interest income                                     -
   Dividend income                                     -
   Gain (loss) on sale of assets                       -
   Realized gain (loss) on investments             (1,883)
   Unrealized loss on investments                 (93,015)
   Miscellaneous income                                -
                                             ------------
                                                  (94,898)

     Net earnings (loss) before income
       taxes                                       70,568

Income tax (expense) benefit                        6,611
                                             ------------
     Net earnings                            $     77,179
                                             ============

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RECONVERSION TECHNOLOGIES, INC.


Date: November 26, 1997              By: /s/ JOEL C. HOLT
                                         --------------------------------
                                         Joel C. Holt, President Designee

                                 EXHIBIT INDEX

Exhibit 2.1                              Plan of Reorganization